AGREEMENT

         THIS AGREEMENT is made this 30th day of June, 1999 between BusinessTalkradio.Net, Inc. ("BTR"), a Pennsylvania corporation with its principal office at 10 Fawn Lane, Haverford, PA 19041, and Tadeo Holdings, Inc. ("Tadeo"), a Delaware corporation with its principal office at 5 Hanover Square, New York, NY 10004 (together, the "Parties").

                                   BACKGROUND

         BTR is in the business of producing and syndicating radio programming for broadcast by its affiliated radio station network. Tadeo is a holding company, which through its subsidiaries is engaged in the development and/or operation of certain commercial web sites on the Internet. In late May of 1999, Tadeo contacted BTR concerning possible strategic alliances between the two companies. In this context, the Parties have reached an agreement which the terms set forth below describe in detail.

                               TERMS OF AGREEMENT

         THEREFORE, in light of the foregoing and in consideration of the promises and the representations and covenants given and made by the respective parties hereto, the Parties, intending to be legally bound by this Agreement, agree as follows:

1. Cash. Immediately following execution of this Agreement, Tadeo will deliver Two Hundred and Fifty Thousand Dollars ($250,000) to the account designated by BTR.

2. Advertising Credit. BTR shall issue to Tadeo an advertising credit (the "Credit") in the amount of Two Hundred Thousand Dollars ($200,000) to be used according to the Terms of the Tadeo Advertising Credit set forth in Appendix 1 to this Agreement.

3. Shares of Common Stock. Immediately following execution of this Agreement, BTR shall issue to Tadeo a number of shares of its Series C Preferred Stock, par value $.0001, which, upon issuance, shall represent a 5% voting interest in the affairs of BTR and a preference of $250,000 for a period and then $125,000 for a subsequent period under the designations governing the classes of BTR's preferred stock described in Schedule 1 to this Agreement (the "Shares").

4. Stock Purchase Option. Tadeo shall have the right to purchase a number of shares equal to and of the same class as the Shares (the "Option Shares") any time prior to the first anniversary of this Agreement for an aggregate exercise price of $250,000 (the "Option"); provided that Tadeo must exercise the Option in its entirety if at all.

5. Early Termination of Option. The Option may be terminated by BTR any time after six months from the date of this Agreement if not exercised before the eleventh business day following written notice from BTR that it has generated revenue of $500,000 or more for any

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Tadeo Holdings, Inc. Agreement
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     three month  period  during the term of the Option and that revenue in each of the three months exceeded $125,000. (Revenues shall be determined on an accrual basis and according to Generally Accepted Accounting Principals, including a provision for doubtful accounts.)

6. Adjustment of Option Shares. In the event of any stock split, reverse stock split or stock dividend occurring prior to Tadeo's exercising the Option, the number of Option Shares shall be adjusted to preserve the proportionate ownership interest represented by the Option Shares immediately prior to the occurrence of such event. For so long as the Option remains unexercised and has not been terminated, BTR shall give Tadeo 15 days notice prior to the earlier of the record date or effectiveness date of any event which requires such an adjustment. BTR shall additionally provide Tadeo with 15 days notice prior to the earlier of the record date or the effectiveness date should BTR (1) declare a dividend of cash, evidences of indebtedness, or warrants or other rights of subscription for the purchase of securities or evidences of indebtedness, or (2) resolve to reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business.

7. Reservation of Shares. BTR shall reserve and keep available for issue upon the exercise of the Option the securities representing the Option Shares, which when issued upon full payment of the exercise price of the Option shall be duly and validly issued and fully paid and nonassessable.

8. Piggy-Back Registration. In the event BTR proposes to register any of its securities under the Securities Act of 1933 other than pursuant to a registration statement on Forms S-4 or S-8 or any successor to such forms, Tadeo may elect to have included in such registration statement all or a portion of the Shares and the Option Shares, when and if acquired by Tadeo, subject to any lock-up, hold-back or cut-back requirements made by the underwriter, if any, of the related offering and provided that no other selling shareholder may be treated proportionately more favorably than Tadeo(the "Piggy-Back Registration Right"). At least 21 days prior to the filing with the Securities and Exchange Commission of the registration statement covering such securities, BTR shall mail or deliver to Tadeo a written notice of its intention to register such securities as well as all other relevant information. In the event Tadeo chooses to have included in such registration such number of securities as it is entitled to include pursuant to this paragraph, Tadeo shall mail or deliver to BTR not more than 10 days after the date of delivery to Tadeo of the registration notice from BTR a written notice specifying the securities to be registered.

9. Blue Sky Registration. To the extent Tadeo elects to have any of its Shares or Option Shares registered pursuant to the Piggy-Back Registration Right, BTR shall additionally take such steps as are reasonably necessary and feasible to cause such securities to additionally be registered under such other securities or "blue sky" laws as shall be reasonably requested by Tadeo.

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Tadeo Holdings, Inc. Agreement
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10.  Board Participation. Tadeo shall have the right to receive notice of and to have a designee attend as an ex officio member any and all meetings of the Board of Directors of BTR for the life of the Option. Furthermore, upon exercising the Option, Tadeo shall have the right either to appoint one director to the board of BTR for a period of three years from the date of this Agreement or to continue to designate an ex officio member of the BTR board for the same three year period.

11. Web Page Advertising For a period of three years from the date of this Agreement, BTR will, at the request of Tadeo, provide a banner ad on its web page which includes a hyperlink to the web page of Tadeo Holdings, Inc. or such web page as Tadeo Holdings, Inc. directs for a fee equal to the lowest fee paid for similar advertising by any of BTR's advertising clients, where such fee may be paid as a charge against the Credit.

12. Audio Streaming For a period of three years from the date of this Agreement, Tadeo shall have the right to stream BTR's live audio feed and to archive and stream such portions of BTR's programming as it desires on its own web page and the web pages of any of its Subsidiaries or such other subsidiaries or affiliates to which BTR does not object based on reasonable business concerns over propriety, competition, product integrity, corporate image or the like.

13. Rights to Programming. Notwithstanding the right to use BTR's programming granted in the preceding paragraph, BTR retains all rights to its programming.

                      REPRESENTATIONS AND COVENANTS OF BTR

14. Organization and Standing. BTR is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of BTR or on the consummation of any of the transactions contemplated by this Agreement. A copy of BTR's Articles of Incorporation and bylaws appear as Appendix 2 to this Agreement.

15. Authority; Validity and Enforceability. The execution of this Agreement as well as the performance of the obligations imposed by this Agreement have been duly and validly authorized by BTR and upon execution this Agreement shall be valid and binding upon BTR and enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

16. Non-contravention. The execution and delivery by BTR of this Agreement and the performance by BTR of the obligations imposed by this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the articles of incorporation or by-laws of the Company [a copy of each or which has been

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Tadeo Holdings, Inc. Agreement
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     provided as Appendix 2 of this Agreement] or (ii) any indenture,  mortgage, deed of trust or other material agreement or instrument to which BTR is a party or by which its properties or assets are bound, or any law, rule,
     regulation,   decree,   judgment  or  order  of  any  court  or  public  or
     governmental authority having jurisdiction over BTR or any of the BTR's properties or assets.

17. Capitalization. The authorized capital stock of BTR consists of 20,000,000 shares of Common Stock, $.0001 par value (the "Company Common Stock"), and 5,000,000 shares of preferred stock, par value $.0001. The number of outstanding shares of BTR's preferred and common stock are set forth in
     Schedule 1 to this Agreement. All of the issued and outstanding shares of preferred stock and common stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, BTR has no outstanding stock options or warrants to purchase shares of Common Stock except as specified in Schedule 2 of this Agreement. The Shares have been duly and validly authorized and reserved for issuance by BTR, and when issued pursuant to the terms of this Agreement will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. No preemptive, subscription, "call" or similar rights to acquire either preferred or common stock of BTR have been issued or granted to any person.

18. Senior Classes of Preferred Stock. BTR shall not, prior to December 31, 1999, issue any shares of its Preferred Stock where such shares have been designated to have a preference which is senior in priority to the preference of BTR's Class C Preferred Stock.

                            REPRESENTATIONS OF TADEO

19. Organization and Standing. Tadeo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of BTR or on the consummation of any of the transactions contemplated by this Agreement.

20. Authority; Validity and Enforceability. The execution of this Agreement as well as the performance of the obligations imposed by this Agreement have been duly and validly authorized by Tadeo and upon execution this Agreement shall be valid and binding upon Tadeo and enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

21. Non-contravention. The execution and delivery by Tadeo of this Agreement and the performance by Tadeo of the obligations imposed by this Agreement do not and will not conflict with or result in a breach by Tadeo of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the articles of incorporation or by-laws of the Company or (ii) any indenture,

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Tadeo Holdings, Inc. Agreement
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     mortgage,  deed of trust or other material agreement or instrument to which the Company is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of the Company's properties or assets.

22. Investment Intent. Tadeo is purchasing the Shares and the Option Shares, if Tadeo exercises the Option, for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act of 1933.

23. Investor Sophistication. Tadeo is (i) experienced in making investments of the kind contemplated by this Agreement, (ii) capable, by reason of its business and financial experience, of evaluating the merits and risks of an investment in the Shares and the Option Shares, and (iii) able to afford the loss of its investment in the Shares and the Option Shares.

24. Not a Public Offering or Sale. Tadeo understands that the Shares are being sold by BTR in reliance on section 4(2) of the Securities Act of 1933, as amended, and that the Company is relying upon the accuracy of, and Tadeo's compliance with, each of Tadeo's representations, warranties and covenants, respectively and severally, as set forth in this Agreement to determine the applicability of referenced section 4(2) for Tadeo's purchase of the Shares.

25. Access to Information. Tadeo acknowledges that it has been furnished with or provided access to all materials relating to the business, financial position and results of operations of BTR, and all other materials requested by Tadeo, respectively, to enable it to make an informed investment decision with respect to the Shares and that in making its decision to purchase the Shares it has been given an opportunity to ask questions of and to receive answers from BTR's executive officers, directors and management personnel concerning the terms and conditions of the Agreement and the operations and financial condition of BTR.

                      CERTAIN COVENANTS AND ACKNOWLEDGMENTS

26. Restrictive Legend. Tadeo acknowledges and agrees that, upon issuance pursuant to this Agreement, the Shares and the Option Shares shall bear a legend in substantially the following form (and a stop-transfer order may be placed against transfer of such securities):

         THESESECURITIES  HAVE NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF
              1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

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Tadeo Holdings, Inc. Agreement
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                                  MISCELLANEOUS

27. Notices. Except as otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

         if to Tadeo, to:
                  Tadeo Holdings, Inc.
                  Hanover Square
                  New York, NY 10004

                  Attention: Alexander Kalpaxis, Executive Vice-President

         with a copy to:

                  Nixon Peabody, LLP
                  Madison Avenue

                  New York, New York 10022-7001
                  Attention: Peter W. Rothberg, Esq.

         if to BTR, to:

                  BusinessTalkradio.Net, Inc.
                  Fawn Lane
                  Haverford, PA  19041
                  Attention: Michael B. Pisani, CEO

28. Assignment. This Agreement shall be assignable by either of the Parties only with the prior written consent of the other party which may be withheld only where such assignment could cause material detriment to the business purpose of the party solicited for consent, and any attempted assignment contrary to the provisions hereby shall be null and void, except that Tadeo need not obtain BTR's written consent to assignments of the rights under this Agreement to any of its wholly owned subsidiaries listed on Schedule 3 to this Agreement.

29. Severability. The provisions of this Agreement shall be severable, and if any part of any provision shall be held invalid or unenforceable, or any separate covenant contained in any provision is held to be unduly restrictive and void by a final decision of any court or other tribunal of competent jurisdiction, such part, covenant or provision shall be construed or limited in scope to give maximum lawful validity, and the remaining provisions of this Agreement shall nonetheless remain in full force and affect.

30. Entire Agreement. This Agreement contains the entire agreement of the Parties relating to the subject matter hereof, superseding and terminating all prior agreements or understandings, whether oral or written, between the Parties relative to the subject matter

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Tadeo Holdings, Inc. Agreement
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     hereof,  and this  Agreement  may not be  extended,  amended,  modified  or supplemented without the prior written consent of the Parties.

31. Waivers. Any waiver of the performance of the terms or provisions of this Agreement shall be effective only if in writing and signed by the party against whom such waiver is to be enforced. The failure of either party to exercise any of his or its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver of any subsequent breach of the same or any other term or provision of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement.

32. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

33. Choice of Forum and Limitations. Any action to resolve any dispute under this Agreement may be brought only in a court of competent jurisdiction in the Commonwealth of Pennsylvania. No action arising from a dispute based on this Agreement may be brought more than one (1) year after the cause of action has accrued.

34. Counterparts. This Agreement and any amendment or modification hereof may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

35. Facsimile Signatures. A copy of this Agreement bearing a facsimile signature shall be deemed to bear an original signature in all states which may have jurisdiction over this Agreement.

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Tadeo Holdings, Inc. Agreement
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                  IN WITNESS WHEREOF,  the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                      BUSINESSTALKRADIO.NET, INC.

                                      By:  ______________________________
                                           Name: Michael B. Pisani
                                           Title:   Chief Executive Officer

                                      TADEO HOLDINGS, INC.

                                      By:  ______________________________
                                           Name: Alexander Kalpaxis
                                           Title: Executive Vice President

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Tadeo Holdings, Inc. Agreement
Page 9 of 14

                                   APPENDIX 1

TERMS OF USE OF THE TADEO ADVERTISING CREDIT

1. Tadeo may utilize the Credit for advertising time to be broadcast any time prior to 12:00 a.m. EST on the third anniversary of this agreement, subject to availability and to BTR's right to preempt such advertising as limited by paragraph 5, below; provided that, to the extent at least one third of the Credit is not utilized by the second anniversary of this agreement, that portion of the Credit will expire and further provided that, BTR may refuse to provide advertising time representing a conversion of more than one tenth of the original Credit in a single calendar month.

2. The Credit shall convert to advertising time at 16% of the rates specified in BTR's Advertising Rate Card. (A copy of BTR's Advertising Rate Card is attached to this Agreement as Appendix 2.)

3. In the event BTR's Advertising Rate Card changes, Tadeo shall be entitled to purchase advertising time according to the replaced Advertising Rate Card for a period of 120 days subsequent to BTR's notice to Corporation of such change.

4. BTR may preempt advertising scheduled pursuant to the terms of the Credit in favor of cash sales of advertising at or above 50% of the rates specified for such spot in BTR's Advertising Rate Card.

5. Tadeo may guarantee any of the spots it schedules and thereby exempt its scheduled spot from BTR's right of preemption by paying 64% of the rate specified for such spot by the Advertising Rate Card.

6. Tadeo's right to guarantee its scheduled spots is limited such that Tadeo's guaranteed spots may not constitute more than 10% of BTR's scheduled advertising spots during the programming hours 6 a.m. to 9 p.m., Monday through Friday.

7. The Credit shall be assignable by Tadeo only with the prior written consent of BTR where such consent may be withheld only where such assignment could cause material detriment to the business purpose of the party solicited for consent, and any attempted assignment contrary to the provisions hereby shall be null and void, except that Tadeo need not obtain BTR's written consent to assignments of the Credit to any of its wholly owned subsidiaries listed on Schedule 3 to this Agreement.

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Tadeo Holdings, Inc. Agreement
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                                   SCHEDULE 1

                  CAPITALIZATION OF BUSINESSTALKRADIO.NET, INC.

                                                                       PRO FORMA
                                                               OUTSTANDING AFTER

                                                                  TADEO PURCHASE

                                        OUTSTANDING

--------------------------------------------------------------------------------

LONG TERM DEBT                                    0                            0

PREFERRED STOCK, PAR VALUE $.0001.
5,000,000 SHARES AUTHORIZED.

         CLASS A                          1,043,743                    1,043,743

         CLASS B                          2,977,882                    2,977,882

         CLASS C                                                         564,056

COMMON STOCK, PAR VALUE $.0001            5,588,334                    5,588,334
20,000,000 SHARES AUTHORIZED.

* The shares to be issued to Tadeo were calculated on a fully diluted basis.

* BTR has made three designations within its authorized preferred stock - Class A, Class B, and Class C. The distinctions among these three classes of preferred stock lapse on December 31, 2000 at which time all preferred and common stock shall have identical rights. At that time BTR shall exchange the preferred stock certificates of each class for common stock certificates representing a same number of respective shares. Until that time, the distinction between any two classes will relate to the occurrence of a Fundamental Transaction which shall mean any sale, liquidation, filing by BTR for protection from its creditors under the Bankruptcy Code, or similar event involving the exchange or modification of BTR's outstanding common stock for value. Class B and Class C preferred stock share on a pari passu basis a liquidation preference relative to Class A preferred stock and common stock. Each share of Class C preferred stock shall have a liquidation preference of $.4432 until January 1, 2000, at which time the Class C preferred stock preference shall become $ .2217 per share. The Class B preferred stock has a per share liquidation preference of $ .10. Any distribution according to the preferences of the Class C and Class B preferred stock shall be made on a pro rata basis derived from the respective preference amounts at the time the Fundamental Event occurs. Following fulfillment of the liquidation preferences for Classes B and C preferred stock, Class A preferred stock shall have a $1.00 preference relative to the common stock and the further participation of the Classes B and C of the preferred stock. Once the Class A preferred stock liquidation preference has been fulfilled, the common stock shares and the Class B and Class C preferred stock shares will share

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Tadeo Holdings, Inc. Agreement
Page 11 of 14

     equally in the remaining proceeds of the Fundamental Event with no further participation by the Class A preferred stock.

* 1.1 million shares of BTR's Preferred Stock have been designated Class A shares of the Preferred Stock.

* 3 million shares of BTR's preferred stock have been designated Class B shares of the Preferred Stock.

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Tadeo Holdings, Inc. Agreement
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                                   SCHEDULE 2

OUTSTANDING OPTIONS AND WARRANTS

HOLDER                NO. OF SHARES            EXERCISE PRICE         TERM

--------------------------------------------------------------------------------
Diane Cridland        564,056                  $.05                    3yrs


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Tadeo Holdings, Inc. Agreement
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                                   SCHEDULE 3

WHOLLY-OWNED SUBSIDIARIES OF TADEO HOLDINGS, INC.

1.   Tadeo-E Commerce Corp.
2.   Astratek, Inc.

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Tadeo Holdings, Inc. Agreement
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                                   APPENDIX 2

1.   Articles of Incorporation

2.   Articles of Amendment

3.   By-Laws